UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends a Current Report on 8-K filed on February 10, 2012 to report PPL Corporation’s 2011 earnings. Those earnings are being revised due to the reversal of a loss accrual in light of the February 22, 2012 decision by the U.S. Supreme Court relating to PPL Corporation’s Montana hydroelectric generating facilities.

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On February 10, 2012, PPL Corporation (“PPL” or the “Company”) issued a press release announcing its financial results for the year ended December 31, 2011 and other business matters. A copy of the Company’s February 10, 2012 press release is furnished as Exhibit 99.1 to this Report.

On February 27, 2012, PPL issued a press release announcing that, as a result of the favorable February 22, 2012 decision of the U. S. Supreme Court (the “February 2012 U.S. Supreme Court decision”) relating to PPL’s dispute with the State of Montana concerning the Company’s hydroelectric generating facilities, the Company has reversed its December 31, 2011 $89 million loss accrual related to the dispute and increased its fourth-quarter and year-end 2011 earnings compared with the results previously reported on February 10, 2012. A copy of the Company’s February 27, 2012 press release is furnished as Exhibit 99.2 to this Report.

Further information related to the effects of the revision of PPL’s 2011 earnings and the February 2012 U.S. Supreme Court decision will be included in PPL’s Annual Report on Form 10-K for the year ended December 31, 2011, which is expected to be filed on February 28, 2012.

As a result of PPL’s revision of its 2011 earnings, PPL has revised certain of the slides used in its February 10, 2012 webcast in which the Company announced its 2011 earnings. A revised set of the slides used in connection with the 2011 earnings announcement is furnished as Exhibit 99.3 to this Report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated February 10, 2012, announcing PPL’s financial results for the quarter and year ended December 31, 2011, and other business matters (incorporated by reference to Exhibit 99.1 to PPL Corporation’s Current Report on Form 8-K (File No. 1-11459) filed February 10, 2012).

	99.2 -	Press Release, dated February 27, 2012, announcing revised 2011 earnings due to favorable U.S. Supreme Court decision in Montana streambed case.

	99.3 -	Slides revised from those used in PPL’s February 10, 2012 earnings webcast to reflect revised 2011 earnings due to favorable Supreme Court decision in Montana streambed case.

Statements contained in this Current Report on Form 8-K, including statements with respect to future earnings and generation operations are “forward-looking statements” within the meaning of the federal securities laws. Although PPL and PPL Energy Supply believe the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants, environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi
Vice President and Controller

Dated: February 27, 2012